SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2007

ACME COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27105 (Commission File Number)	33-0866283 (I.R.S. Employer Identification No.)

2101 E. Fourth Street, Suite 202 A
Santa Ana, California, 92705
(714) 245-9499
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

         On January 30, 2007, the Federal Communications Commission (the “FCC”) granted the transfer of the Company’s station WTVK-TV serving the Ft. Myers-Naples, Florida marketplace to Sun Broadcasting, Inc. (“Sun”). The asset purchase agreement for WTVK-TV to which the Company and Sun are parties requires a closing to take place no later than ten business days subsequent to the FCC’s granting of the transfer. The Company expects the previously announced sale transaction, which is subject to customary closing conditions including release of lender liens, assignment consents and the receipt of the purchase price, to close by mid-February 2007.

Forward Looking Statements

         The matters discussed in this Report on Form 8-K include forward-looking statements. The word “expects” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) a delay in, or failure to consummate, the closing of our sale of station WTVK in Ft. Myers-Naples and the other risk factors set forth in the Company’s 2005 Form 10-K filed with the Securities and Exchange Commission on April 14, 2006. The Company undertakes no obligation (other than as required by law) to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007	ACME Communications, Inc. By: /s/ Thomas D. Allen Thomas D. Allen Executive VP & Chief Financial Officer